Exhibit 99.3

SenesTech Restructures Board for Commercial Growth

---

Three Directors Added to the Board

PHOENIX, AZ, November 11, 2020 – SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced that it has elected three new directors to its Board of Directors, in a move to position the Board to best support the commercial growth of ContraPest®, SenesTech’s lead fertility control product.

“All three have unique and complementary skills to best support SenesTech in its current commercial growth strategies,” said Dr. Jamie Bechtel, SenesTech’s Chair.

Phil Grandinetti, III, is Founder and Chief Customer Officer for WITHit, a growth leader in Wearable Tech Accessories, with prior executive sales experience at GSM Products and LightWedge. Mr. Grandinetti brings a deep background in the commercialization of innovative consumer products and a track record of leading exponential growth.

K.C. Kavanagh is the Senior Vice President and Global Chief Communications Officer at Bacardi Limited with prior executive communications experience at Starwood Hotels & Resorts Worldwide, Inc. Ms. Kavanagh has particular expertise in strategic communications including corporate, brand and product messaging, taking complex messages and making them understandable and exciting.

Jake Leach is the Chief Technology Officer at Dexcom, a leader in continuous glucose monitoring technology, and known for pairing novel technology with an exceptional user experience. This pairing of technology and user experience is expected to have direct relevance to the commercial development of ContraPest.

In addition, the Company announced that Dr. Julie Williams will be stepping down as a Director, but will remain as Director Emeritus with Board observer rights, to provide essential continuity in this board transition.

About SenesTech

SenesTech is changing the model for pest management by targeting one of the root causes of the problem: reproduction.

ContraPest® is an innovative technology with an approach that targets the reproductive capabilities of both sexes in rat populations, inducing egg loss in female rats and impairing sperm development in males. Using a proprietary bait delivery method, ContraPest® is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rat communities. ContraPest® is designed, formulated and dispensed to be low hazard for handlers and non-target species such as wildlife, livestock and pets, where the active ingredients break down rapidly.

We believe ContraPest® will establish a new paradigm in rodent control, resulting in a decreased reliance on lethal options. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. Forward looking statements include, but are not limited to, our expectation regarding sales commitments, our expectation regarding the conversion of sales commitments and programs to revenue, our belief that our product is more humane, less harmful to the environment and more effective than traditional methods, and our belief that ContraPest will establish a new paradigm in rodent control without environmental effects of rodenticides. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investor: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143